 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1999.
                                                    REGISTRATION NO. 333-34365
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                       TO FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                          SUNRISE ASSISTED LIVING, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                  54-1746596
                                (I.R.S. Employer
                               Identification No.)

                               ---------------

                           9401 LEE HIGHWAY, SUITE 300
                             FAIRFAX, VIRGINIA 22031
                                (703) 273-7500
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                PAUL J. KLAASSEN
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                          SUNRISE ASSISTED LIVING, INC.
                           9401 LEE HIGHWAY, SUITE 300
                             FAIRFAX, VIRGINIA 22031
                                (703) 273-7500

  (Name and address including zip code, and telephone number, including area code of agent for service)

                               ---------------

                                    COPY TO:

                            GEORGE P. BARSNESS, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                (202) 637-5600

                               ---------------

==============================================================================

                                EXPLANATORY NOTE

      At the time this registration statement became effective, which covers resales of 5 1/2% Convertible Subordinated Notes due 2002, together with the related shares of Sunrise Assisted Living, Inc. common stock issuable upon conversion of such notes, it included an undertaking on the part of Sunrise to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Under the terms of the Registration Rights Agreement dated June 6, 1997 between Sunrise and the initial purchasers of the 5 1/2% Convertible Subordinated Notes due 2002, Sunrise was required to keep this registration statement effective until June 6, 1999. For this reason, Sunrise is filing this post-effective amendment to remove from registration $21,666,000 aggregate principal amount of the 5 1/2% Convertible Subordinated Notes due 2002, together with the related 582,615 shares of Sunrise common stock issuable upon conversion of such notes, which remain unsold as of the date of this post-effective amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Sunrise Assisted Living, Inc. has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on the 23rd day of September, 1999.

                                           SUNRISE ASSISTED LIVING, INC.

                                           By: /s/ David W. Faeder
                                               ---------------------------------
                                                   David W. Faeder
                                                     President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below on September 23, 1999 by the following persons in the capacities indicated.

         SIGNATURES                           TITLE
---------------------------    --------------------------------------------
             *                 Chairman of the Board of Directors and
---------------------------    Chief Executive Officer (Principal Executive
        Paul J. Klaassen       Officer)

   /s/ David W. Faeder         President and Director
---------------------------
       David W. Faeder

             *                 Executive Vice President and Director
---------------------------
       Teresa M. Klaassen


/s/ Christian B.A. Slavin      Executive Vice President and Chief Financial
----------------------------   Officer (Principal Financial Officer)
    Christian B.A. Slavin

    /s/ Larry E. Hulse        Vice President and Chief Accounting Officer
----------------------------  (Principal Accounting Officer)
         Larry E. Hulse

             *                Director
----------------------------
    Ronald V. Aprahamian

             *                Director
----------------------------
        David Bradley

             *                Director
----------------------------
      Thomas J. Donohue

             *                Director
----------------------------
       Scott F. Meadow

                              Director
----------------------------
      Richard R. Slager

                        * By:   /s/ David W. Faeder
                                ---------------------
                                  David W. Faeder,
                               as Attorney-in Fact for
                             each of the persons indicated